SUBSTITUTE POWER OF ATTORNEY

Under the terms of a power of attorney, dated July 7, 2016 (the "Power of Attorney") the undersigned, Lisa Richter and Mariana Wisk, were appointed attorneys-in-fact for Richard S. Dziadzio (the "Section 16 Reporting Person"), signing singly, to:

	(1)	execute for and on behalf of the Section 16 Reporting Person, in their capacity as an officer, director and/or 10% shareholder of Assurant, Inc. (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the Section 16
Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Securities and Exchange
Commission and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Section 16 Reporting
Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Section 16 Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoints Nora Mulrooney as a substitute attorney-in-fact, on behalf of the Section 16 Reporting Person, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the original Power of Attorney.

Date: June 5, 2019


By:	 	/s/ Lisa Richter
 	 	________________________________________
Name: Lisa Richter
Title: Attorney-in-Fact


By:	 	/s/ Mariana Wisk
 	 	________________________________________
Name: Mariana Wisk
Title: Attorney-in-Fact